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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on September 17, 2003.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GABLES RESIDENTIAL TRUST
AND GABLES REALTY LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Gables Residential Trust—Maryland Gables Realty Limited Partnership—Delaware	58-2077868 58-2077966
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
777 Yamato Road, Suite 510 Boca Raton, Florida 33431 (561) 997-9700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Chris D. Wheeler
Chairman, President and Chief Executive Officer
Gables Residential Trust
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
(561) 997-9700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
 Gilbert G. Menna, P.C.
Ettore A. Santucci, P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee

Gables Residential Trust: Preferred Shares(7) Common Shares(8) Depositary Shares(9) Warrants(10)	$500,000,000			$0(5)

Gables Realty Limited Partnership Debt Securities(11)	$500,000,000			$0(6)

(1)
This registration statement also covers contracts which may be issued by Gables Residential Trust or Gables Realty Limited Partnership under which the counter-party may be required to purchase preferred shares, common shares, depositary shares and/or warrants of Gables Residential Trust or debt securities of Gables Realty Limited Partnership, which contracts would be issued with preferred shares, common shares, depositary shares and/or warrants of Gables Residential Trust or debt securities of Gables Realty Limited Partnership registered hereby, as the case may be. In addition, the securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)
The amount to be registered consists of up to $500,000,000 of an indeterminate amount of preferred shares, common shares, depositary shares and/or warrants to purchase preferred shares or common shares to be issued by Gables Residential Trust and up to $500,000,000 of debt securities to be issued by Gables Realty Limited Partnership. There is also being registered hereunder such currently indeterminate number of preferred shares and common shares as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred shares or upon exercise of warrants registered hereby, as the case may be. Pursuant to Rule 429 under the Securities Act of 1933, the $500,000,000 of preferred shares, common shares, depositary shares and/or warrants includes the amount of $342,975,000 of such securities covered by the Registration Statement on Form S-3 (No. 333-68359), which have not been sold.
(3)
The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, and reflects the offering price rather than the principal amount of any debt securities issued at a discount.
(4)
Estimated solely for purposes of computing the registration fee. No separate consideration will be received for preferred shares or common shares issued upon conversion of preferred shares or upon exercise of warrants.
(5)
The total registration fee for all $500,000,000 of these securities is $40,450. Pursuant to Rule 457(p) under the Securities Act of 1933, the amount of $342,975,000 of such securities covered by the Registration Statement on Form S-3 (No. 333-68359) filed on December 4, 1998 is being carried forward and the corresponding unused registration fee of $95,347 that was previously paid in connection with such filing shall be applied to the fee payable pursuant to this Registration Statement. Accordingly, after application of this credit, no amount is being paid simultaneously with this filing with respect to preferred shares, common shares, depositary shares and/or warrants being registered hereunder, and $54,897 (but see footnote 6 below) remains available to offset future filing fees associated with subsequent registration statements.
(6)
The total registration fee for all $500,000,000 of these securities is $40,450. After application of $40,450 from the amount remaining under footnote 5 above, no amount is being paid simultaneously with this filing with respect to debt securities being registered hereunder. Pursuant to Rule 457(p), after giving effect to such offset, $14,447 remains available to offset future filing fees associated with subsequent registration statements filed by one or both of the registrants.
(7)
Including such indeterminate number of preferred shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities registered hereby or upon exercise of warrants registered hereby, as the case may be.
(8)
Including such indeterminate number of common shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities, preferred shares or depositary shares registered hereby or upon exercise of warrants registered hereby, as the case may be.
(9)
To be represented by depositary receipts representing an interest in all or a specified portion of a preferred share.
(10)
Including such indeterminate number of warrants or other rights, including without limitation share purchase or subscription rights, as may be issued from time to time at indeterminate prices.
(11)
Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices.

        The Prospectus contained in this Registration Statement relates to and constitutes a post-effective amendment to the Registration Statement on Form S-3 (No. 333-68359) of the registrants, and it is intended to be the combined prospectus referred to in Rule 429 of the Securities Act of 1933, as amended.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 17, 2003

Prospectus

GABLES RESIDENTIAL TRUST

$500,000,000
Preferred Shares
Common Shares
Depositary Shares
Warrants

GABLES REALTY LIMITED PARTNERSHIP

$500,000,000
Debt Securities

        This prospectus provides you with a general description of equity securities that Gables Residential Trust and debt securities that Gables Realty Limited Partnership may offer and sell, from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any debt or equity securities we offer and the specific manner in which we will offer the debt or equity securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

        Our common shares and currently outstanding Series D preferred shares are traded on the New York Stock Exchange under the symbols "GBP" and "GBP PrD," respectively.

        Investing in our securities involves various risks. Beginning on page 1, we discuss "Risk Factors" that you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

RISK FACTORS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
ABOUT GABLES RESIDENTIAL TRUST AND GABLES REALTY LIMITED PARTNERSHIP
RATIOS OF EARNINGS TO FIXED CHARGES
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
HOW WE INTEND TO USE THE PROCEEDS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED SHARES
DESCRIPTION OF COMMON SHARES
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
LIMITS ON OWNERSHIP OF SHARES AND RESTRICTIONS ON TRANSFER
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR DECLARATION OF TRUST AND BYLAWS
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
HOW WE PLAN TO SELL THE SECURITIES
EXPERTS
LEGAL MATTERS

i

        Unless the context otherwise requires, all references to "we," "our," "us" or "our company" in this prospectus refer collectively to Gables Residential Trust, a Maryland real estate investment trust, or REIT, and its subsidiaries, including Gables Realty Limited Partnership, a Delaware limited partnership, and their respective predecessor entities for the applicable periods, considered as a single enterprise. Gables GP, Inc., a Texas corporation and wholly-owned subsidiary of Gables Residential Trust, is the sole general partner of Gables Realty Limited Partnership.

RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide whether to invest in our securities. This section includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Unfavorable changes in market and economic conditions could hurt occupancy or rental rates and adversely affect our profitability and our ability to satisfy our financial obligations.

        The market and economic conditions in metropolitan areas of our current markets in the United States may significantly affect apartment home occupancy or rental rates. Occupancy and rental rates in those markets, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

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  the economic climate which may be adversely impacted by plant closings, industry slowdowns and other factors;

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  real estate conditions such as an oversupply of, or a reduced demand for, apartment homes;

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  decline in household formation that adversely affects occupancy or rental rates;

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  the inability or unwillingness of residents to pay rent increases;

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  the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our communities, which could prevent us from raising rents to offset increases in operating costs; and

  •
  the rental market which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

        Any of these risks could adversely affect our ability to achieve our desired yields on our communities and to make expected distributions to shareholders.

Increased competition and low mortgage interest rates could limit our ability to lease apartment homes or increase or maintain rents.

        Our apartment communities in metropolitan areas compete with numerous housing alternatives in attracting residents, including other rental apartments and single-family homes that are available for rent, as well as new and existing single-family homes for sale. Competitive residential housing in a particular area or housing alternatives that are made competitive by a low mortgage interest rate environment could adversely affect our ability to lease apartment homes and to increase or maintain rents.

Failure to generate sufficient revenue could limit cash flow available for distributions to shareholders.

        If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay distributions to our shareholders will be adversely affected. The following factors, among others, may adversely affect the revenues generated by our apartment communities:

  •
  the national and local economic climates;

  •
  local real estate market conditions, such as oversupply of apartment homes;

  •
  the perceptions by prospective residents of the safety, convenience and attractiveness of our communities and the neighborhoods in which they are located;

  •
  our ability to provide adequate management, maintenance and insurance; and

  •
  increased operating costs including real estate taxes and insurance.

        Significant expenditures associated with each investment such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community. For example, if we mortgage a community to secure payment of debt and are unable to meet the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee.

Development and construction risks could impact our profitability.

        We intend to continue to develop and construct multifamily apartment communities. Our development activities may be exposed to the following risks:

  •
  We may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to the project for which we are unable to obtain permits or authorizations;

  •
  We may abandon development opportunities that we have already begun to explore and as a result we may fail to recover expenses already incurred in connection with exploring such development opportunities;

  •
  We may incur construction costs for a community which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the community uneconomical and we may not be able to increase rents to compensate for the increase in construction costs;

  •
  Occupancy rates and rents at a newly completed development community may fluctuate depending on a number of factors, including market and economic conditions, and may result in the community not being profitable;

  •
  We may be unable to obtain financing with favorable terms for the development of a community, which may make us unable to proceed with its development; and

  •
  We may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction costs.

Acquisitions may not yield anticipated results.

        We intend to continue to acquire multifamily apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

  •
  The acquired community may fail to perform as we expected in analyzing our investment; and

  •
  Our estimate of the costs of any necessary repositioning or redeveloping of the acquired community may prove inaccurate.

Insufficient cash flow could affect our debt financing and create refinancing risk.

        We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Although we may be able to use cash flow to make future principal payments, we cannot assure you that sufficient cash flow will be available to make all required principal payments. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may be unable to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

Difficulty of selling apartment communities could limit flexibility.

        Real estate in metropolitan areas of the United States can be hard to sell, especially if market conditions are poor. This may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws limit our ability to sell communities that we have owned for fewer than four years, and this may affect our ability to sell communities without adversely affecting returns to our shareholders.

Policy of limiting debt level may be changed and our indebtedness may increase.

        As of June 30, 2003 we had approximately $986.7 million in total debt outstanding and our ratio of debt to total market capitalization was 47.5%. While our current policy is not to incur debt that would make our ratio of debt to total market capitalization greater than 60%, assuming total market capitalization and fair market value of our assets are in-line, neither Gables Residential Trust's declaration of trust and bylaws nor Gables Realty Limited Partnership's organizational documents contain any such limitations. The governing agreements for our unsecured indebtedness, including our credit facilities and the indenture related to our senior unsecured notes, contain financial covenants that limit, but do not restrict, our total outstanding indebtedness. As a result, we may incur additional debt and thus increase our ratio of debt to total market capitalization. In addition, in the event that the price of our common shares increases, we could incur additional debt without increasing the ratio of debt to total market capitalization and without a concurrent increase in our ability to service such additional debt. Further, the indenture governing our senior unsecured notes does not contain any provisions that would afford holders of such notes protection in the event of a highly leveraged or similar transaction involving us or any of our affiliates or a reorganization, restructuring, merger, sale of all or substantially all of our assets or similar transaction involving Gables Realty Limited Partnership that may adversely affect the holders of the unsecured senior notes.

Incurrence of additional debt and related issuance of equity may be dilutive to shareholders.

        Future issuance of equity may dilute the interest of existing shareholders. To the extent that additional equity securities are issued to finance future developments and acquisitions instead of incurring additional debt, the interests of our existing shareholders could be diluted. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity.

Rising interest rates would increase interest costs and could affect the market price of our securities.

        We expect to incur variable-rate debt under credit facilities and other interim financing vehicles in connection with the acquisition, development, construction and renovation of multifamily apartment communities in the future, as well as for other purposes. In addition, we have tax-exempt bonds, as described more fully below, that bear interest at a variable rate. Accordingly, if interest rates increase, so will our interest costs to the extent the variable rate increase is not hedged effectively. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding securities.

Share ownership limit may prevent takeovers beneficial to shareholders.

        For us to maintain our qualification as a REIT for United States federal income tax purposes, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals. As defined for United States federal income tax purposes, the term "individuals" includes a number of specified entities. Our declaration of trust includes restrictions regarding transfers of shares of beneficial interest and ownership limits that are intended to assist us in satisfying such limitations. The ownership limit may have the effect of delaying, deferring or preventing someone from taking control of us, even though such a change of control could involve a premium price for our shareholders or otherwise could be in our shareholders' best interests.

Limits on changes in control may discourage takeover attempts beneficial to shareholders.

        Our declaration of trust, our bylaws, and Maryland law may have the effect of discouraging a third party from attempting to acquire us which makes a change in control more unlikely. The result may be a limitation on the opportunity for shareholders to receive a premium for their common shares over then-prevailing market prices.

Failure to qualify as a REIT would cause us to be taxed as a corporation which would significantly lower cash available for distributions to shareholders.

        If we fail to qualify as a REIT for United States federal income tax purposes, we will be taxed as a corporation. We believe that we are organized and qualified as a REIT and intend to operate in a manner that will allow us to continue to qualify. However, we cannot assure you that we are qualified as such, or that we will remain qualified as such in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code as to which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for United States federal income tax purposes or the United States federal income tax consequences of such qualification.

        If, in any taxable year, we fail to qualify as a REIT, we will be subject to United States federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of cash available for distributions to our shareholders. Furthermore, we would no longer be required to make distributions to our shareholders.

Compliance or failure to comply with Americans with Disabilities Act, or ADA, and other similar laws could result in substantial costs.

        The ADA generally requires that public accommodations, including office buildings and hotels be made accessible to disabled persons. Noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the ADA, we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to our shareholders.

        A number of additional federal, state and local laws exist that impact our communities with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act, or FHAA, requires that apartment communities first occupied after March 13, 1990 be accessible to the handicapped. Noncompliance with the FHAA could result in the imposition of fines or an award of damages to private litigants. We cannot predict the ultimate cost of compliance with the ADA or other similar legislation. The costs could be substantial.

Potential liability for environmental contamination and related matters could result in substantial costs.

        We are in the business of acquiring, owning, operating and developing real estate assets. From time to time we will sell to third parties some of our assets. Under various federal, state and local environmental laws, we may be required, often regardless of our knowledge or responsibility but solely because of our current or previous ownership or operation of real estate, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at those properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by us in connection with any contamination. These costs could be substantial. The presence of such substances or the failure to properly remediate the contamination may materially and adversely affect our ability to borrow against, sell or rent the affected asset. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.

        Finally, when excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or is not addressed. Some molds are known to produce potent toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold can cause a variety of health effects and symptoms in some individuals, including severe allergic or other reactions. As a result, the presence of mold at a community we own could require us to undertake a costly remediation program to contain or remove the mold from the affected community. Such a remediation program could necessitate the temporary relocation of some or all of the community's residents or the complete rehabilitation of the community.

Potential liability for losses not covered by insurance could result in substantial costs.

        We may incur casualty losses that are not covered by insurance. We carry insurance coverage on our properties of types and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties. We believe all of our properties are adequately insured. The property insurance that we maintain for our real estate assets has historically been on an "all risk" basis, including losses covered by acts of terrorism. However, following the terrorist activity of September 11, 2001, and in light of the resulting uncertainty in the insurance market, our "all risk" insurance coverage in place for the current policy year contains specific exclusions for losses attributable to acts of terrorism. The cost and limited availability of specific third party insurance coverage for losses from acts of terrorism have made it commercially unreasonable for us to secure such coverage. Further, there are other types of losses, such as from wars or catastrophic acts of nature, for which we cannot obtain insurance at all or at a reasonable cost. In the event of an uninsured loss or a loss in excess of our insurance limits, we could lose both the revenues generated from the affected community and the capital we have invested in the affected community; depending on the specific circumstances of the affected community it is possible that we could be liable for any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and financial condition and results of operations.

Significant new operations and acquired communities under management require integration with the existing business and, if not properly integrated, could create inefficiencies.

        Our ability to manage growth effectively will require us, among other things, to successfully apply our experience in managing our existing portfolio of multifamily apartment communities to a larger number of assets. In addition, we must be able to successfully manage the integration of new management and operations personnel as our organization grows in size and complexity.

Failure to succeed in new markets may limit growth.

        We may make selected acquisitions outside of our current market areas from time to time, if appropriate opportunities arise. Our historical experience in our current markets located in the United

States does not ensure that we will be able to operate successfully in other market areas new to us. We may be exposed to a variety of risks if we choose to enter into new markets. These risks include, among others:

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  a lack of market knowledge and understanding of the local economies;

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  an inability to obtain land for development or to identify acquisition opportunities;

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  an inability to obtain construction tradespeople; and

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  an unfamiliarity with local governmental and permitting procedures.

Bond compliance requirements could limit income and restrict use of communities and cause favorable financing to become unavailable.

        Some of our multifamily apartment communities are financed with obligations issued by various local government agencies or instrumentalities, the interest on which is exempt from United States federal income taxation. These obligations are commonly referred to as "tax-exempt bonds." The bond compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financing, may have the effect of limiting our income from communities subject to such financing. Under the terms of our tax-exempt bonds, we must comply with various restrictions on the use of the communities financed by such bonds, including a requirement that a percentage of apartments be made available to low and middle income households. In addition, some of our tax-exempt bond financing documents require that a financial institution guarantee payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

Decrease of fee management business would result in decrease in revenues.

        We manage multifamily apartment communities owned by third parties for a fee. Most of our management contracts are terminable upon 30-days notice. There is a risk that the management contracts will be terminated and/or that the rental revenues upon which management fees are based will decline and management fee income will decrease accordingly.

Interest rate hedging contracts may involve material charges and may not provide adequate protection.

        From time to time, when we anticipate offerings of debt securities, we may seek to decrease our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts in the form of rate locks. We may do so to increase the predictability of our financing costs. Also, from time to time, we rely on interest rate hedging contracts in the form of rate caps and rate swaps to offset our exposure to moving interest rates with respect to debt financing arrangements at variable interest rates. The settlement of interest rate hedging contracts in the form of rate locks has in the past and may in the future involve charges to earnings that may be material in amount. Such charges are typically driven by the extent and timing of fluctuations in interest rates. Despite our efforts to minimize our exposure to interest rate fluctuations, there is no guarantee that we will be able to maintain our hedging contracts at their existing levels of coverage or that the amount of coverage maintained will cover all of our outstanding indebtedness at any such time. If our efforts are unsuccessful, we may not meet our objective of reducing the extent of our exposure to, and sustain losses as a result of, interest rate fluctuations. In addition, while interest rate hedging contracts may mitigate the impact of rising interest rates on us, they also expose us to the risk that other parties to the contracts will not perform or that the agreements may be unenforceable.

ABOUT THIS PROSPECTUS

        This prospectus is part of a joint registration statement filed by both Gables Residential Trust and Gables Realty Limited Partnership with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf registration process, Gables Residential Trust may sell any combination of the equity securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000 and Gables Realty Limited Partnership may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        Gables Residential Trust and Gables Realty Limited Partnership are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements (in the case of Gables Residential Trust) and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, or NYSE, which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common shares and currently outstanding Series D preferred shares are traded on the NYSE under the symbols "GBP" and "GBP PrD," respectively.

        Gables Residential Trust has the authority to designate and issue more than one class or series of shares of beneficial interest having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption. See "Description of Common Shares" and "Description of Preferred Shares." Primarily to facilitate maintenance of our qualification as a REIT for United States federal income tax purposes, our amended and restated declaration of trust imposes limitations on the ownership and transfer of our shares of beneficial interest. See "Limits on Ownership of Shares and Restrictions on Transfer." We will furnish a full statement of the relative rights and preferences of each class or series of our shares of beneficial interest which has been so designated and any restrictions on the ownership or transfer of our shares of beneficial interest to any shareholder upon request and without charge. Written requests for such copies should be directed to Gables Residential Trust, 2859 Paces Ferry Road, Overlook III, Suite 1450, Atlanta, Georgia 30339, Attention: Chief Financial Officer. Our telephone number is (770) 436-4600. Our website is located at http:/www.gables.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The SEC file number for Gables Residential Trust is 001-12590. The SEC file number for Gables Realty Limited Partnership is 000-22683. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below for both Gables Residential Trust and Gables Realty Limited Partnership, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

  •
  Annual Report on Form 10-K for the year ended December 31, 2002; provided that Items 6, 7, 8 and 15 contained in the Annual Report on Form 10-K have been superceded by Items 6, 7, 8 and 15 included in the Current Report on Form 8-K, dated September 15, 2003, which is incorporated below;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

  •
  Current Report on Form 8-K dated September 15, 2003;

  •
  Current Report on Form 8-K dated August 26, 2003;

  •
  Current Report on Form 8-K dated May 8, 2003;

  •
  Portions of Gables Residential Trust's Proxy Statement filed with the SEC on April 7, 2003 that have been incorporated by reference into its Annual Report on Form 10-K;

  •
  The description of Gables Residential Trust's common shares contained in its registration statement on Form 8-A, including all amendments and reports updating such description;

  •
  The description of Gables Residential Trust's 7.875% Series C-1 Cumulative Redeemable Preferred Shares contained in its registration statement on Form 8-A, including all amendments and reports updating such description;

  •
  The description of Gables Residential Trust's 7.50% Series D Cumulative Redeemable Preferred Shares contained in its registration statement on Form 8-A, including all amendments and reports updating such description; and

  •
  Gables Realty Limited Partnership's registration statement on Form 10, including all amendments and reports updating such registration statement.

        Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Gables Residential Trust
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339
Attention: Chief Financial Officer
(770) 436-4600

        This prospectus is part of a joint registration statement we filed with the SEC. We have incorporated exhibits into this joint registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of the federal securities laws. We caution you that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management's beliefs and assumptions made by, and information currently available to, management. When we use the words "believe," "expect," "anticipate," "plan," "intend," "estimate," "project," "assume" and other similar expressions, they are generally forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

  •
  our ability to increase shareholder value by producing consistent high quality earnings to sustain dividends and annual total returns that exceed the multifamily sector average;

  •
  our ability to create a portfolio of high quality assets in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to economic downturns;

  •
  the ability of our portfolio to maintain high levels of occupancy and rental rates relative to overall market conditions;

  •
  our ability to generate a return on invested capital that exceeds our long-term weighted average cost of capital while maintaining financial flexibility through a conservative, investment grade credit profile;

  •
  our expectation that the markets we have selected for investment will continue to experience job growth that exceeds national averages, and that our "established premium neighborhood" locations will outperform local market results;

  •
  our ability to meet short-term liquidity requirements, including the payment of common and preferred dividends, through net cash provided by recurring real estate activities, and to meet long-term liquidity requirements through long-term secured and unsecured borrowings, the issuance of debt securities or equity securities, private equity investments in the form of joint ventures, or through the disposition of assets which, in our evaluation, may no longer meet our investment requirements; and

  •
  estimated development and construction costs for our development and lease-up communities, and anticipated construction commencement, completion, lease-up and stabilization dates for these communities.

        You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and may cause our actual results, performance or achievements to differ materially from anticipated future results, or the performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

  •
  national and local economic conditions generally, and the real estate market specifically, including changes in occupancy rates and market rents, a continued deceleration of economic conditions in our markets, and a failure of national and local economic conditions to rebound in a timely manner;

  •
  changes in job growth, household formation and population growth in our markets;

  •
  excess supply of and insufficient demand for apartment communities in our markets;

  •
  competition, which could limit our ability to secure attractive investment opportunities, lease apartment homes or increase or maintain rents;

  •
  our failure to sell apartment communities in a timely manner or on favorable terms;

  •
  uncertainties associated with our development and construction activities, including the failure to obtain zoning and other approvals, actual development and construction costs exceeding our budgeted estimates and construction material defects;

  •
  construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

  •
  new debt or equity financing may not be available or may not be available on favorable terms, and existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced or, if financed, causing such refinancing to occur on terms that are not as favorable as the terms of existing indebtedness;

  •
  changes in interest rates;

  •
  cash flow from recurring real estate activities may be insufficient to meet our short-term liquidity requirements, including the payment of common and preferred dividends;

  •
  legislative, regulatory and accounting changes, including changes to laws governing the taxation of REITs or changes in generally accepted accounting principles, or GAAP; and

  •
  potential liability for uninsured losses and environmental contamination.

        You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

ABOUT GABLES RESIDENTIAL TRUST AND GABLES REALTY LIMITED PARTNERSHIP

        We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in the United States. We seek to invest in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to national economic downturns. We have a strategic focus on the ownership and operation of Class AA/A multifamily apartment communities that are situated in Established Premium Neighborhoods™ within each selected market.

        We obtain ownership in apartment communities by either developing vacant land into new apartment communities or acquiring existing communities which we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations in close proximity to expanding employment centers and convenient to recreation areas, entertainment, shopping and dining. We refer to our desired locations as Established Premium Neighborhoods™, or EPNs, as compared to suburban locations that lack many of these differentiating characteristics. We believe that the locations of the communities we currently own and the land parcels on which we have the right to develop new communities are attractive to the type of residents we seek.

        Gables Residential Trust is a REIT organized under the laws of the State of Maryland in 1993 to continue and expand the operations of its privately owned predecessor organization. Gables Residential Trust has elected to be taxed as a REIT for United States federal income tax purposes and operates principally through Gables Realty Limited Partnership. Gables Residential Trust is currently an 83.5% economic owner of Gables Realty Limited Partnership. Gables Residential Trust controls Gables Realty Limited Partnership through Gables GP, Inc., a Texas corporation and a wholly-owned subsidiary, which is the sole general partner of Gables Realty Limited Partnership.

        Gables Residential Trust's common shares are listed on the NYSE under the symbol "GBP." Our executive offices are located at 777 Yamato Road, Suite 510 in Boca Raton, Florida 33431 and our telephone number is (561) 997-9700.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for each of the periods shown.

		Years Ended December 31,
	Six Months Ended June 30, 2003
		2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	1.45x	2.12x	2.36x	2.43x	2.09x	1.70x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (1) before equity in income of joint ventures, minority interest, operating income from discontinued operations, gain on disposition of discontinued operations and preferred dividends, (2) plus distributions from unconsolidated joint ventures and fixed charges, and (3) minus capitalized interest and capitalized loan cost amortization. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and capitalized loan cost amortization.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred share dividends for each of the periods shown.

		Years Ended December 31,
	Six Months Ended June 30, 2003
		2002	2001	2000	1999	1998
Ratio of earnings to combined fixed charges and preferred dividends	1.25x	1.76x	1.87x	1.93x	1.65x	1.41x

        The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income (1) before equity in income of joint ventures, minority interest, operating income from discontinued operations, gain on disposition of discontinued operations and preferred dividends, (2) plus distributions from unconsolidated joint ventures, fixed charges and preferred dividends, and (3) minus capitalized interest and capitalized loan cost amortization. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and capitalized loan cost amortization.

HOW WE INTEND TO USE THE PROCEEDS

        We are required by the terms of the partnership agreement of Gables Realty Limited Partnership to invest the net proceeds of any sale of common shares or preferred shares in Gables Realty Limited Partnership in exchange for additional units of limited partnership of Gables Realty Limited Partnership or preferred units, as the case may be. We will refer to units of limited partnership of Gables Realty Limited Partnership throughout this prospectus as "units." Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of securities for one or more of the following:

  •
  the acquisition, development, construction and renovation or rehabilitation of properties;

  •
  the repayment and refinancing of debt or redemption of prior issuances of preferred shares;

  •
  the maintenance of currently owned properties;

  •
  capital expenditures;

  •
  working capital; and

  •
  general corporate purposes.

        Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

        Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF THE SECURITIES

        Gables Residential Trust may offer, from time to time, in one or more offerings, up to $500 million of the following securities:

  •
  common shares;

  •
  preferred shares;

  •
  depositary shares representing an interest in preferred shares; or

  •
  warrants exercisable for common shares or preferred shares.

        Gables Realty Limited Partnership may offer, from time to time, in one or more offerings, up to $500 million of the following securities, which in either case, may be convertible into common shares or preferred shares of Gables Residential Trust:

  •
  senior debt securities; or

  •
  subordinated debt securities.

        The aggregate initial offering price of the offered securities that we may issue will not exceed $1 billion. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

        This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

        The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the general terms and provisions of the debt securities we may issue. Because Gables Residential Trust conducts its business principally through Gables Realty Limited Partnership, Gables Realty Limited Partnership, and not Gables Residential Trust, will issue the debt securities. Therefore, references to "we," "us" and "our company" in this section refer to Gables Realty Limited Partnership and not Gables Residential Trust. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

        We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and Wachovia Bank, National Association, as trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and Wachovia Bank, National Association, as trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to the trustee under the senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our joint registration statement and they are incorporated into this prospectus by reference.

        The aggregate initial offering price of the debt securities that we may issue will not exceed $500 million. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read "Where You Can Find More Information" to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

        The indentures:

  •
  do not limit the amount of debt securities that we may issue;

  •
  allow us to issue debt securities in one or more series;

  •
  do not require us to issue all of the debt securities of a series at the same time;

  •
  allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

  •
  provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

        Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of the Debt Securities—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

  •
  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

  •
  the price at which the debt securities will be issued, expressed as a percentage of the principal;

  •
  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

  •
  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

  •
  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

  •
  the date or dates, or the method for determining the date or dates, from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for interest payment dates, or the method by which we will determine those dates;

  •
  the persons to whom interest will be payable;

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

  •
  the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

  •
  where the debt securities may be surrendered for registration of transfer or exchange;

  •
  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

  •
  the times, prices and other terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in U.S. dollars;

  •
  whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

  •
  whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

  •
  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

  •
  the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

  •
  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

  •
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

  •
  whether and under what circumstances the debt securities being offered are convertible into common shares or preferred shares, as the case may be, including the conversion price or rate or manner or calculation thereof;

  •
  the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  the depositary in whose custody, or on whose behalf custody shall be held by a custodian, any global debt security will be deposited and in whose name, or name of a nominee, any global debt security in the form of a registered security will be registered;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

        Except as described under "—Merger, Consolidation or Sale of Assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, Gables Residential Trust or any of our respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither Maryland General Corporation Law nor the governing instruments of Gables Residential Trust or Gables Realty Limited Partnership define the term "substantially all" as it relates to the sale of assets. Additionally, Maryland cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public. Gables Residential Trust's declaration of trust contains restrictions on ownership and transfers of its common shares and preferred shares that are designed to preserve Gables Residential Trust's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Limits on Ownership of Shares and Restrictions on Transfer."

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we, nor any trustee, will be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

  •
  after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

        Existence.    Except as permitted under "—Merger, Consolidation or Sale of Assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Maintenance of properties.    If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:

  •
  cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; and

  •
  cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

        However, the indentures do not prohibit us or our subsidiaries, from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

        Insurance.    The indentures require us and our subsidiaries' insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

        Payment of taxes and other claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

  •
  all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property; and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon or our subsidiaries' property.

        However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) to file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any additional covenants of Gables Realty Limited Partnership relating to any series of debt securities.

Events of Default, Notice and Waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

  •
  default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

  •
  default in making any sinking fund payment as required for any debt security of such series for five business days;

  •
  default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by Gables Realty Limited Partnership continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

  •
  a default under any bond, debenture, note, mortgage, indenture or instrument:

  (1)
  having an aggregate principal amount of at least $10,000,000; or

  (2)
  under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a "Notice of Default" under such indenture and shall be delivered by registered or certified mail. A default on indebtedness that would otherwise constitute an event of default under this paragraph but that constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor demand for payment on a letter of credit shall not constitute an event of default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Gables Realty Limited Partnership or any significant subsidiary of Gables Realty Limited Partnership; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium, or make-whole amount, or interest;

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        Gables Realty Limited Partnership and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

        Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Gables Realty Limited Partnership and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        The term "senior debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed:

  •
  indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

  •
  indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

  •
  our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

  •
  indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

  •
  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

  •
  any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment.

        In each case, the following will not be senior debt:

  •
  any such indebtedness, obligation or liability referred to in the preceding bullet points (1) that is outstanding and (2) the instrument creating or evidencing such indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

  •
  any such indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

  •
  the subordinated securities.

        No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge their obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

  •
  an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon the issuing company's irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  •
  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

  •
  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common shares or preferred shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company's option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

        Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

        We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in their sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

        There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future shareholders, employees, officers or directors.

DESCRIPTION OF PREFERRED SHARES

        The following is a description of the material terms and provisions of our preferred shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws and to any applicable amendment to the declaration of trust designating terms of a series of preferred shares. You should note that Gables Residential Trust, not Gables Realty Limited Partnership, will issue preferred shares. Therefore, references to "we," "us" and "our company" in this section refer to Gables Residential Trust and not Gables Realty Limited Partnership.

General

        Under our declaration of trust, we have authority to issue up to 171,000,000 shares of beneficial interest, consisting of 100,000,000 common shares, par value $.01 per share, 51,000,000 excess shares of beneficial interest, par value $.01 per share, and 20,000,000 preferred shares, par value $.01 per share. We may issue our preferred shares in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our board of trustees may determine by adoption of an amendment to our declaration of trust without any further vote or action by our shareholders.

        A summary of our outstanding cumulative redeemable preferred shares and a description of their general terms are forth below:

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  8.625% Series B Cumulative Redeemable Preferred Shares, or "Series B shares." We currently have no Series B shares outstanding. However, we have reserved 2,000,000 Series B shares for issuance upon exercise by the holders of Gables Realty Limited Partnership's 2,000,000 Series B preferred units of their right to exchange Series B preferred units for Series B shares on a one-for-one basis. Holders of the Series B preferred units may exercise their exchange right in whole but not in part (1) at any time on or after November 15, 2008, (2) at any time if full quarterly distributions are not made for six quarters, or (3) upon the occurrence of specified events related to the treatment of the Series B preferred units for United States federal income tax purposes. Distributions on the Series B preferred units are, and dividends on the Series B shares, if and when issued, will be, cumulative from the date of original issuance and are, or will be, payable quarterly at the rate of 8.625% per annum of the $25.00 liquidation preference. The Series B shares rank as to rights to dividends and in liquidation on a parity with the Series C-1 shares, as described below, and the Series D shares, as described below, and senior to the Series Z shares, as described below, and our common shares. We may redeem the Series B preferred units and the Series B shares at any time on or after November 15, 2003 for cash at a redemption price of $25.00 per unit or share, plus all accumulated, accrued and unpaid distributions or dividends. We may redeem the Series B preferred units before November 15, 2003 if the holders elect to exchange them for Series B shares. The Series B preferred units and Series B shares have no stated maturity, are not subject to any sinking fund or mandatory redemption, and are not convertible into any other of our securities.

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  7.875% Series C-1 Cumulative Redeemable Preferred Shares, or "Series C-1 shares." We currently have outstanding 1,600,000 shares of 7.875% Series C-1 shares. Dividends are cumulative from the date of original issuance and are payable quarterly at the rate of 7.875% per annum of the $25.00 liquidation preference. The Series C-1 shares rank as to rights to dividends and in liquidation on a parity with the Series B shares and Series D shares and senior to the Series Z shares and our common shares. We may redeem the Series C-1 shares at any time on or after September 27, 2006 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series C-1 shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

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  7.50% Series D Cumulative Redeemable Preferred Shares, or "Series D shares." We currently have outstanding 3,000,000 shares of 7.50% Series D shares. Dividends are cumulative from the date of original issuance and are payable quarterly at the rate of 7.50% per annum of the $25.00 liquidation preference. The Series D shares rank as to rights to dividends and in liquidation on a parity with the Series B shares and Series C-1 shares and senior to the Series Z shares and our common shares. We may redeem the Series D shares at any time on or after May 8, 2008 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series D shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

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  5.00% Series Z Cumulative Redeemable Preferred Shares, or "Series Z shares." We currently have outstanding 180,000 shares of Series Z shares. Dividends on the Series Z shares are cumulative from the date of original issuance and are payable on June 18 of each year, commencing June 18, 2008, at the rate of 5.00% per annum of the $25.00 liquidation preference. We may redeem the Series Z shares at any time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series Z shares are subject to mandatory redemption on June 18, 2018. The Series Z shares are not subject to any sinking fund and are not convertible into any other of our securities. With respect to dividends and liquidation distributions, the Series Z shares currently rank senior to our common shares and junior to all other designated preferred shares, including the Series B shares, the Series C-1 shares and the Series D shares.

        We did not have any other preferred shares outstanding as of the date of this prospectus. We may issue preferred shares from time to time, in one or more series, as authorized by our board of trustees. Prior to issuance of preferred shares of each series, the board of trustees is required by the Maryland General Corporation Law and our declaration of trust to fix for each series, subject to the provisions of our declaration of trust regarding excess shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. When issued, the preferred shares will be fully paid and nonassessable and will have no preemptive rights. The board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of our common shares might believe to be in their best interests or in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then market price of such common shares.

Terms

        You should refer to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including the following terms:

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  their title and stated value;

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  the number of preferred shares offered, the liquidation preference per share and the offering price;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof;

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  the date from which dividends on such preferred shares shall accumulate, if applicable;

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  any procedures for auction and remarketing;

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  any provision for a sinking fund;

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  any applicable provision for redemption;

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  any securities exchange listing;

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  the terms and conditions of convertibility into common shares, including the conversion price or rate or manner of calculation thereof;

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  a discussion of applicable United States federal income tax consequences;

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  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

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  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

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  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

        Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up our affairs, rank:

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  senior to all classes or series of our common shares and to all equity securities ranking junior to such preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Holders of the preferred shares of each series will be entitled to receive cash dividends, when, as and if declared by our board of trustees. We will pay dividends out of assets which are legally available for payment of dividends. We will specify the rate(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by our board of trustees.

        Dividends on any series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of such series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

        If preferred shares of any series are outstanding, we will not declare, pay or set aside funds to pay dividends on any of our shares of beneficial interest of any other series ranking, as to dividends, on parity with or junior to the preferred shares of such series for any period unless,

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  if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares of such series for all past dividend periods and the then current dividend period; or

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  if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period.

        We must declare all dividends pro rata on all series of preferred shares that rank on parity with the series of preferred shares upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred shares in full. We must declare dividends pro rata to ensure that the amount of dividends declared per preferred share bear in all cases the same ratio that accrued dividends per preferred share bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred shares that do not have cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

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  if such series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

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  if such series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period;

we will not: (1) declare or pay or set aside funds to pay dividends; (2) declare or make any other distribution upon the common shares, or any other of our shares of beneficial interest ranking junior to or on parity with the preferred shares of such series as to dividends or upon liquidation; (3) redeem, purchase or otherwise acquire for any consideration any common shares, or any other of our shares of beneficial interest ranking junior to or on parity with the preferred shares of such series as to dividends; nor (4) pay any monies to or make any monies available for a sinking fund to redeem of any such shares, except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common shares or other shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.

        Any dividend payment we make on a series of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.

Redemption

        If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of our shares of beneficial interest, the terms of such preferred shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem any preferred shares of a series unless,

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  if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares for the past and current dividend period; or

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  if such series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the current dividend period.

        However, in no case will we redeem any preferred shares of a series unless we redeem all outstanding preferred shares of such series simultaneously.

        In addition, we will not acquire any preferred shares of a series unless

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  if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of the preferred shares for all past dividend periods and the then current dividend period; or

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  if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period;

        However, at any time we may purchase or acquire preferred shares of that series (1) to preserve our status as a REIT, (2) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series or (3) by conversion into or exchange for our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding preferred shares of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares to be redeemed at the address shown on our shares transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of the preferred shares to be redeemed;

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  the redemption price;

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  the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date upon which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of our shares of beneficial interest ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred shares shall be entitled to receive out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of their liquidating distributions, the holders of preferred shares will have no right or claim to any our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all other classes or series of our shares of beneficial interest ranking on parity with the preferred shares and all other such classes or series of shares of beneficial interest ranking on parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred shares, we will distribute our remaining assets among the holders of any other classes or series of shares of beneficial interest ranking junior to the preferred shares according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Holders of preferred shares will not have any voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for any series of preferred shares, so long as any preferred shares of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred shares of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

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  authorize, or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to such series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the provisions of our declaration of trust or the amendment to our declaration of trust designating the terms for such series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred shares or the holders thereof.

        Notwithstanding the preceding bullet point, if the preferred shares remain outstanding with the terms thereof materially unchanged, the occurrence of any of the events described above shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred shares, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred shares or the creation or issuance of any other series of preferred shares, or (2) authorized shares of such series or any other series of preferred shares, in each case ranking on parity with or junior to the preferred shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred shares and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code, a maximum of 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred shares. Therefore, the amendment to our declaration of trust designating each series of preferred shares may contain provisions restricting the ownership and transfer of the preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred shares. See "Limits on Ownership of Shares and Restrictions on Transfer."

Transfer Agent

        The transfer agent and registrar for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES

        The following is a description of the material terms and provisions of our common shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws. You should note that Gables Residential Trust, not Gables Realty Limited Partnership, will issue common shares. Therefore, references to "we," "us" and "our company" in this section refer to Gables Residential Trust and not Gables Realty Limited Partnership.

General

        Under our declaration of trust, we have authority to issue 100,000,000 common shares, par value $.01 per share. As of September 10, 2003, 27,595,676 common shares were issued and outstanding. In addition, as of September 10, 2003, 4,338,165 units which are exchangeable for common shares on a one-for-one basis were outstanding. All common shares will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding common shares will have been paid at issuance and any holder of our common shares will not be later required to pay us any additional money for such common shares.

Dividends

        Subject to preferential rights of any other shares of beneficial interest or the provisions of our declaration of trust regarding excess shares, holders of common shares may receive distributions out of assets that we can legally use to pay distributions, when, as and if they are declared by our board of trustees. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common shares will receive dividends in the same proportion as other holders of the preferred shares out of assets that we can legally use to pay distributions.

Voting Rights

        Subject to the provisions of our declaration of trust regarding excess shares, holders of common shares will have the exclusive power to vote on all matters presented to our shareholders, including the election of trustees, except as otherwise provided by Maryland law or as provided with respect to any other shares of beneficial interest. Holders of common shares are entitled to one vote per share. There is no cumulative voting in the election of our trustees, which means that at any meeting of our shareholders, the holders of a majority of the outstanding common shares can cast all of their votes for each trustee to be elected at such meeting, elect all of the trustees then standing for election and the votes held by the holders of the remaining common shares will not be sufficient to elect any trustee.

Other Rights

        Subject to the provisions of our declaration of trust regarding excess shares, all common shares have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Maryland law.

        Holders of common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

        Our declaration of trust prohibits us from merging or selling all or substantially all of our assets without the approval of a majority of the outstanding shares that are entitled to vote on such matters. In addition, Gables Realty Limited Partnership's partnership agreement requires that such actions also be approved by partners holding 75% of the units of Gables Realty Limited Partnership.

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic exchange of shares in excess of this ownership restriction to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Shares and Restrictions on Transfer."

Transfer Agent

        The transfer agent and registrar for our common shares is EquiServe Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a particular series of preferred shares, as specified in the applicable prospectus supplement. The preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred shares represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of trustees and described in the applicable prospectus supplement.

        The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see "Where You Can Find More Information."

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the applicable series of the preferred shares proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

        In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.

Withdrawal of Shares

        Unless the related depositary shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

        Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder's depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference

        In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

        The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of beneficial interest. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

  •
  each related preferred share shall have been converted into capital shares that are not represented by depositary shares.

Fees of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary's fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

        If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        We have no warrants or other share purchase rights outstanding other than options issued under our Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended. We may issue warrants for the purchase of preferred shares or common shares. You should note that Gables Residential Trust, not Gables Realty Limited Partnership will issue warrants. Therefore, references to "we," "us" and "our company" in this section refer to Gables Residential Trust and not Gables Realty Limited Partnership. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our shareholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

  •
  the title of such warrants;

  •
  the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

  •
  the price or prices at which we will issue the warrants;

  •
  the designation, number and terms of the preferred shares or common shares that can be purchased upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each of those securities;

  •
  the date, if any, on and after which the warrants and the related preferred shares or common shares, if any, will be separately transferable;

  •
  the price at which each preferred share or common share that can be purchased upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  whether the warrants represented by warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  information with respect to any book-entry procedures;

  •
  a discussion of applicable United States federal income tax consequences;

  •
  redemption or call provisions of the debt warrants, if any; and

  •
  any other terms of such warrants, including terms and additional rights, preferences, privileges, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

LIMITS ON OWNERSHIP OF SHARES AND RESTRICTIONS ON TRANSFER

Ownership Limits

        For us to qualify as a REIT under the Internal Revenue Code, among other things, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Additionally, the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our shareholders, and to otherwise address concerns related to concentrated ownership of shares of beneficial interest, our declaration of trust provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of any class or series of our shares of beneficial interest. Notwithstanding the preceding sentence, our board of trustees at its option and in its discretion may approve ownership greater than 9.8% by selected persons. Our board of trustees does not expect that it would waive the 9.8% ownership limit in the absence of evidence satisfactory to the board of trustees that the changes in ownership will not, then or in the future, jeopardize our status as a REIT. Any transfer of shares of beneficial interest including warrants or any security convertible into shares of beneficial interest shall be void and have no effect if it:

  •
  would create a direct or indirect ownership of shares of beneficial interest in excess of the 9.8% ownership limit;

  •
  would result in our disqualification as a REIT, including any transfer that results in the shares of beneficial interest being owned by fewer than 100 persons; or

  •
  results in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code.

        The intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Additionally, the foregoing restrictions do not apply with respect to an offeror that makes an all cash tender offer that has been accepted by at least two-thirds of our outstanding shares.

Shares Owned in Excess of the Ownership Limit

        Shares of beneficial interest owned, or deemed to be owned, or transferred to a shareholder in excess of the 9.8% ownership limit will be converted automatically into excess shares and will be transferred, by operation of law, to us as trustee of a trust. The trust will be for the exclusive benefit of the transferees to whom such shares of beneficial interest may be ultimately transferred without violating the 9.8% ownership limit. While the excess shares are held in trust:

  •
  they will not be entitled to vote;

  •
  they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote; and

  •
  except upon liquidation, they will not be entitled to participate in dividends or other distributions.

        If we pay to a proposed transferee any dividend or distribution of excess shares before we discover that that shares of beneficial interest have been transferred in violation of the provisions of our declaration of trust, the proposed transferee must repay such excess shares to us upon demand. The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares of beneficial interest. At any time the excess shares are held in trust by us, the original transferee-shareholder may transfer the interest in the trust representing the excess shares to any individual provided (1) such individual's ownership of the shares of beneficial interest that were exchanged into the excess shares would be permitted under the 9.8% ownership limit and (2) such individual pays a price less than or equal to the price paid by the original transferee-shareholder for the shares of beneficial interest that were exchanged for excess shares. If the transfer is permitted, then immediately upon the transfer to the permitted transferee, the excess shares will be automatically exchanged for shares of beneficial interest of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then at our option, we may deem the intended transferee of any excess shares (a) to have acted as an agent on our behalf in acquiring the excess shares and (b) to hold the excess shares on our behalf.

Right to Purchase Excess Shares

        In addition to the foregoing transfer restrictions, we will have the right, for a period of 90 days during the time any excess shares are held by us in trust, to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of (1) the price paid for the shares of beneficial interest by the original transferee-shareholder or (2) the market price of the shares of beneficial interest on the date we exercise our option to purchase. The market price will be determined in the manner set forth in our declaration of trust. The 90 day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no such notice is given, the date the board of trustees determines that a violative transfer has been made.

        Every owner of more than 5% of our issued and outstanding common shares must file a written notice with us containing the information specified in our declaration of trust no later than January 30 of each year. Owners of 5% or less of our issued and outstanding common shares may be required by the Internal Revenue Code or regulations thereunder to file such notice. Upon demand by us, each shareholder will be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the board of trustees deems necessary to comply with the provisions of the Internal Revenue Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interest to continue to qualify as REIT. The board of trustees may, in its sole discretion, waive the ownership limits if evidence is presented that the transfer of shares of beneficial interest will not jeopardize our qualification as REIT and otherwise decides that such action is in our shareholders' best interests.

        The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

CERTAIN PROVISIONS OF MARYLAND LAW
AND OUR DECLARATION OF TRUST AND BYLAWS

        The following is a summary of certain provisions of Maryland law and our declaration of trust and bylaws which affect us and you as a holder of our securities. The description below is intended only as a summary and is qualified in its entirety by reference to Maryland General Corporation Law and our declaration of trust and bylaws.

Maryland Business Combination Statute

        Maryland law establishes special requirements with respect to business combinations between Maryland corporations and interested shareholders unless exemptions are applicable. Among other things, for a period of five years, the law prohibits a merger and other specified or similar transactions between a company and an interested shareholder, and after the end of the five-year period requires a supermajority vote for such transactions.

        When we refer to "interested shareholders," we mean all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting shares of the Maryland corporation. When we refer to "business combinations," we mean any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested shareholder or its affiliates for a period of five years after the date on which the shareholder first became an interested shareholder. Thereafter, the transaction may not be consummated unless recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by all holders of outstanding voting shares other than the interested shareholder. A business combination with an interested shareholder that is approved by the board of directors of a Maryland corporation at any time before an interested shareholder first becomes an interested shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares who are not interested shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any business combination of a corporation with a shareholder who was an interested shareholder on the date of the shareholder vote.

Maryland Control Share Acquisition Statute

        Maryland law provides that control shares of a Maryland REIT acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror or by officers of trustees who are employees of the trust. When we refer to "control shares," we mean voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by revocable proxy, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority of all voting power. Control shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. When we refer to a "control share acquisition," we mean the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider voting rights for the shares. If no request for a meeting is made, the trust may itself present the question at any meeting of shareholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares. The redemption price will be for fair value, determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares of beneficial interest as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        The business combination statute and the control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

Limitation of Shareholders' Liability

        Under Maryland law, shareholders generally are not responsible for the corporation's debts or obligations, and our declaration of trust specifically provides that no shareholder of ours will be personally liable for any of our obligations. Our bylaws further provide that we will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder, and that we will reimburse each shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, including Texas, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we will carry public liability insurance which we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

Limitation of Trustees' and Officers' Liability

        Under Maryland law, a REIT formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that none of its trustees or officers shall be liable to it or to any shareholder for money damages except to the extent that:

  •
  the trustee or officer actually received an improper benefit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or

  •
  a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in a proceeding that the trustee's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        Our declaration of trust has incorporated the provisions of such law limiting the liability of our trustees and officers. Gables GP, Inc.'s articles of incorporation contain similar provisions that are consistent with Texas law.

        Our bylaws require us to indemnify, to the full extent of Maryland law, any present or former trustee or officer and such person's spouse and children who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that we have received a written affirmation by the person to be indemnified that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws. Our bylaws provide that we will not be required to indemnify such person if:

  •
  it is established that (1) such person's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (2) such person actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, such person had reasonable cause to believe that his or her act or omission was unlawful;

  •
  the proceeding was initiated by such person;

  •
  such person received payment for such expenses pursuant to insurance or otherwise; or

  •
  the proceeding arises under Section 16 of the Exchange Act.

        Pursuant to our bylaws, the person to be indemnified is required to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law or to which the person to be indemnified may be entitled. Gables GP, Inc.'s bylaws contain similar provisions that are consistent with Texas law.

Indemnification Agreements

        We have entered into indemnification agreements with each of our trustees and certain executive officers. The indemnification agreements require, among other things, that we indemnify our trustees and the covered executive officers to the fullest extent permitted by law and advance to our trustees and the covered executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by our trustees and the covered executive officers seeking to enforce their rights under the indemnification agreements and cover them under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by our declaration of trust and our bylaws, it provides greater assurance to our trustees and the covered executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by our board of trustees or by our shareholders to eliminate the rights it provides.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion describes the material United States federal income tax consequences relating to our qualification as a REIT and the ownership and disposition of our common shares and, to a lesser extent, our debt securities.

        The United States federal income tax consequences of the ownership and disposition of our preferred shares and of our debt securities, depositary receipts and warrants depend to a high degree on the specific rights and terms of the preferred shares, debt securities, depositary shares and warrants, as applicable, issued. If we offer one or more additional series of preferred shares, debt securities or other securities, additional information about any United States income tax consequences to holders of those particular preferred shares, debt securities or other securities, as applicable, will be included in the applicable prospectus supplement to the extent required by law.

        Because this is a summary that is intended to address only material United States federal income tax consequences relating to the ownership and disposition of our common shares and, to a lesser extent, our debt securities, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

  •
  the tax consequences to you may vary depending on your particular tax situation;

  •
  special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Internal Revenue Code;

  •
  this summary does not address state, local or non-U.S. tax considerations;

  •
  this summary deals only with common shareholders and holders of debt securities that hold common shares or debt securities, as applicable, as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code; and

  •
  this discussion is not intended to be, and should not be construed as, tax advice.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

        The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and a court could agree with the Internal Revenue Service.

Taxation of Gables Residential Trust as a REIT

        We have elected to be taxed as a REIT under the Internal Revenue Code. A REIT generally is not subject to United States federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

        In the opinion of our counsel, Goodwin Procter LLP, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1994, and our proposed method of organization and operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, provided that we have been organized and have operated and continue to be organized and to operate in accordance with assumptions and representations made by us to Goodwin Procter LLP concerning our organization and operations. It must be emphasized that Goodwin Procter LLP's opinion is based on various assumptions and on our representations concerning our organization and operations. The opinion is conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP has not verified. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of share ownership, the various qualification tests imposed under the Internal Revenue Code, the results of which will not be reviewed by Goodwin Procter LLP. Accordingly, no assurance can be given that the actual results of our operations have satisfied or will satisfy such requirements. Additional information regarding the risks associated with our failure to qualify as a REIT are set forth under the caption "Risk Factors."

        The opinion of Goodwin Procter LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in their opinion. Moreover, unlike a tax ruling, which we will not seek, an opinion of counsel is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service could not successfully challenge our status as a REIT.

        The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its shareholders. Therefore, so long as we qualify for taxation as a REIT, we generally will not be subject to United States federal corporate income tax on our net income that is distributed currently to our shareholders. This treatment substantially eliminates "double taxation" (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. However, we will be subject to United States federal income tax as follows:

  •
  We will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments;

  •
  Under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference;

  •
  If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

  •
  Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

  •
  If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

  •
  We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which United States federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years;

  •
  We will be subject to a 100% penalty tax on some payments we receive, or on certain expenses deducted by a taxable REIT subsidiary, if arrangements among us and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

  •
  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the first day of the first taxable year for which we qualified as a REIT; and

  •
  Activities conducted by us through taxable REIT subsidiaries are subject to corporate-level income tax at regular corporate rates.

Requirements for Qualification as a REIT

        We elected to be taxable as a REIT for United States federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

  (4)
  that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Internal Revenue Code to include specified entities;

  (7)
  that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

  (8)
  that uses a calendar year for United States federal income tax purposes and complies with the recordkeeping requirements of the Internal Revenue Code and regulations promulgated thereunder; and

  (9)
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

        We believe that we have issued sufficient common shares with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of our shares of beneficial interest that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

        To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Qualified REIT Subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Gables Residential Trust will not be subject to United States federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

        A "taxable REIT subsidiary" of Gables Residential Trust is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(1) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to United States federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary can engage in activities that would cause us to receive nonqualifying income under the REIT income tests if conducted by us directly rather than through a taxable REIT subsidiary (such as managing properties not owned by us or providing impermissible services to tenants). However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Gables Residential Trust's Status as a Partner in Gables Realty Limited Partnership

        In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. In addition, the Internal Revenue Code disregards the separate existence of Gables GP, Inc. because it is a qualified REIT subsidiary. Thus, our proportionate share of the assets, liabilities and items of income of Gables Realty Limited Partnership, including Gables Realty Limited Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, are treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

Income Tests Applicable to REITs

        To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, some payments under hedging instruments and gain from the sale or disposition of stock or securities and some hedging instruments.

        Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

        Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are

"usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible services" to tenants, except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary, without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

        We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

        We have provided and will provide services with respect to the multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants; or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

        We have earned and continue to earn a small amount of nonqualifying income relative to total gross income in any relevant taxable year. For example, we earn or may earn fees (outside of our taxable REIT subsidiaries) related to the management of certain properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these activities has not affected and will not affect our ability to meet the 95% gross income test.

        Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax unless eligible for a safe harbor for certain properties held for at least 4 years. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We believe that we have held our properties for investment, and that past and future sales of our properties have not been and will not be subject to the 100% penalty tax. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our United States federal income tax return and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under "—Taxation of Gables Residential Trust as a REIT" even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

        At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

  (1)
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Our real estate assets include, for this purpose, shares or debt instruments held for less than one year purchased with the proceeds of an offering of our shares or long-term debt;

  (2)
  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  (3)
  except for equity investments in REITs, qualified REIT subsidiaries, or taxable REIT subsidiaries or other securities that qualify as "real estate assets" for purposes of the test described in clause (1):

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  the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets;

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  we may not own more than 10% of the voting power of the outstanding securities of any one issuer; and

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  we may not own more than 10% of the value of the outstanding securities of any one issuer; and

  (4)
  not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        Securities for purposes of the asset tests include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities are "straight debt" as defined in Section 1361 of the Internal Revenue Code and (1) the issuer is an individual, (2) the only securities of the issuer that the REIT holds are straight debt or (3) if the issuer is a partnership, the REIT holds at least a 20% profits interest in the partnership.

        We currently own more than 10% of the total value of the outstanding securities of several subsidiaries. Each of these subsidiaries has elected to be a taxable REIT subsidiary. We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets.

        With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting power limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

        After initially meeting the asset tests at the close of any quarter, we will generally not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. If we were to fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

Annual Distribution Requirements Applicable to REIT

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See "—Taxation of Gables Residential Trust as a REIT" for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, Gables Realty Limited Partnership's partnership agreement authorizes Gables GP, Inc., as general partner, to take such steps as may be necessary to cause Gables Realty Limited Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

        Our REIT taxable income has been less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (1) the actual receipt of income and the actual payment of deductible expenses and (2) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends on beneficial interests in order to meet the dividend requirement.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

        We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which United States federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years.

        A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Record-Keeping Requirements

        We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Gables Residential Trust to Qualify as a REIT

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be dividends, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be able to treat the dividends as qualified dividend income taxable at long-term capital gain rates. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

        When we refer to a U.S. shareholder, we mean a beneficial owner of our common shares that is, for United States federal income tax purposes:

  •
  a citizen or resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

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  a corporation or partnership, or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

        Generally, in the case of a partnership that holds our common shares, any partner that would be a U.S. shareholder if it held the common shares directly is also a U.S. shareholder. A "non-U.S. shareholder" is a holder, including any partner in a partnership that holds our common shares, that is not a U.S. shareholder.

Recent Legislation

        On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, referred to herein as the Jobs and Growth Tax Act. The Jobs and Growth Tax Act reduces the maximum individual tax rate for long-term capital gains generally from 20% to 15%, for sales occurring after May 6, 2003 through December 31, 2008. The Jobs and Growth Tax Act also taxes "qualified dividend income" of individuals as net capital gain, thus reducing the maximum individual tax rate for such dividends from 35% to 15%, for tax years from 2003 through 2008. "Qualified dividend income" generally includes dividends received from regular domestic corporations and from certain "qualified foreign corporations," provided that certain required stock holding periods are met.

        Under the Jobs and Growth Tax Act, REIT dividends, other than capital gain dividends, generally are not qualified dividend income and continue to be taxed at ordinary rates. Dividends received by an individual from a REIT will be treated as qualified dividend income, however, to the extent the REIT itself has qualified dividend income for the taxable year in which the dividend was paid, such as dividends from taxable REIT subsidiaries, and designates such dividends as qualifying for such capital gains rate tax treatment. Qualified dividend income of a REIT for this purpose also includes the sum of (1) the excess of the REIT's "real estate investment trust taxable income" for the preceding year, which would typically include any income that the REIT did not distribute to shareholders, over the tax payable by the REIT on such income in the preceding year, and (2) the excess of the income of the REIT for the preceding year subject to the built-in gain tax on certain assets acquired from C corporations over the tax payable by the REIT on any such income in the preceding year.

        Without future congressional action, the maximum individual tax rate on long-term capital gains will return to 20% in 2009, and the maximum individual tax rate on dividends will move to 35% in 2009 and 39.6% in 2011.

Distributions by Gables Residential Trust

        So long as we qualify as a REIT, distributions to U.S. shareholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as ordinary income and will not be eligible for the dividends received deduction generally available for corporations. However, dividends, other than capital gain dividends, that are (1) attributable to income on which we were subject to tax in the previous taxable year at the corporate level, either because we did not distribute such income or such income consists of gains from certain assets acquired from C Corporations, or (2) attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries, during the current taxable year will be taxable, to the extent designated by us, to individual shareholders as net capital gain at the current maximum rate of 15%. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that the distributions do not exceed the adjusted tax basis of the shareholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. shareholder's adjusted basis in its shares will be taxable as capital gains from the disposition of such shares in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

        We may elect to designate distributions of our net capital gain as "capital gain dividends." Capital gain dividends are taxed to shareholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. shareholder has held its shares. Designations made by us only will be effective to the extent that they comply with the principles of Revenue Ruling 89-81, which require that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may designate all or part of our net capital gain as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gain.

        A U.S. shareholder:

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  will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

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  will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. shareholder's tax liability on the undistributed capital gain.

        A U.S. shareholder will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain based on the source of such capital gain as either:

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  an adjusted net capital rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a current maximum rate of 15%; or

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  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. shareholders at a current maximum rate of 25%.

        Distributions made by our company and gain arising from the sale or exchange by a U.S. shareholder of shares will not be treated as passive activity income, and as a result, U.S. shareholders generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from our company, other than qualified dividend income, capital gain dividends and capital gains from the disposition of shares, generally will be treated as investment income for purposes of the investment interest limitations. A U.S. shareholder may elect to treat qualified dividend income, capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable qualified dividend income and capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of distributions for each year that constitute ordinary income, qualified dividend income, return of capital and capital gain. U.S. shareholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

Sales of Shares

        Upon any taxable sale or other disposition of shares, a U.S. shareholder will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between:

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  the amount of cash and the fair market value of any property received on the sale or other disposition; and

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  the shareholder's adjusted basis in the shares for tax purposes.

        This gain or loss will be a capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the shareholder's holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the shareholder's tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25%, which is generally higher than the long-term capital gain tax rates for noncorporate shareholders, to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Shareholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. shareholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our company's shares held for more than 12 months. In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from us that were required to be treated as long-term capital gains.

Taxation of Tax-Exempt Shareholders

        Provided that a tax-exempt shareholder has not held its common shares as "debt financed property" within the meaning of the Internal Revenue Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute UBTI unless the tax-exempt shareholder has held its shares as debt financed property within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

        However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" are treated as UBTI if received by any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code and holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "pension trusts."

        A REIT is a pension held REIT if it meets the following two tests:

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  it qualified as a REIT only by reason of Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

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  either (1) at least one pension trust holds more than 25% of the value of the REIT's stock, or (2) a group of pension trusts each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

        The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held requirement" without relying upon the "look-through" exception with respect to pension trusts. Based on both our current share ownership and the limitations on transfer and ownership of shares contained in our charter, we do not expect to be classified as a pension held REIT.

Taxation of Holders of Debt Securities and Potential Tax Consequences of Their Investment in the Debt Securities

Stated Interest and Market Discount

        Holders of debt securities will be required to include stated interest on the debt securities in gross income for United States federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a holder of a debt instrument purchases it at a market discount and subsequently recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

        A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable Bond Premium

        Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

        The amortizable bond premium deduction is treated as an offset to interest income on the related security for United States federal income tax purposes. Each prospective purchaser is urged to consult his tax advisor as to the consequences of the treatment of such premium as an offset to interest income for United States federal income tax purposes.

Disposition

        In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (1) the amount of cash and the fair market value of property received and (2) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

Unites States Taxation of Non-U.S. Shareholders

Distributions by Gables Residential Trust

        Distributions by Gables Residential Trust to a non-U.S. shareholder that are neither attributable to gain from sales or exchanges by us of "Unites States real property interests" nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. shareholder of a United States trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. shareholders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. shareholder that is engaged in a United States trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

        Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. shareholder's basis in its common shares will be taxable to a non-U.S. shareholder as gain from the sale of common shares, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. shareholder in its common shares will reduce the non-U.S. shareholder's adjusted basis in its common shares and will not be subject to United States federal income tax, but will be subject to United States withholding tax as described below.

        We expect to withhold United States income tax at the rate of 30% on any dividend distributions, including distributions that later may be determined to have been in excess of current and accumulated earnings and profits, made to a non-U.S. shareholder unless:

  •
  a lower treaty rate applies and the non-U.S. shareholder files an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

  •
  the non-U.S. shareholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with non-U.S. shareholder's trade or business.

        We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. shareholder's United States tax liability with respect to the distribution is less than the amount withheld.

        Distributions to a non-U.S. shareholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation unless:

  •
  the investment in the common shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a shareholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

  •
  the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. shareholder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. shareholder to be treated as recognizing gain that is income effectively connected with a United States trade or business. Non-U.S. shareholders will be taxed on this gain at the same rates applicable to U.S. shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation.

        We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. shareholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. shareholder's United States federal income tax liability. A non-U.S. shareholder whose United States federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a United States federal income tax return for the taxable year.

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by our company exceeds their actual United States federal income tax liability.

Sale of Common Shares

        Gain recognized by a non-U.S. shareholder upon the sale or exchange of our company's common shares generally would not be subject to United States taxation unless:

  •
  the investment in our company's common shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain;

  •
  the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  •
  our common shares constitutes a United States real property interest within the meaning of FIRPTA, as described below.

        Our common shares will not constitute a United States real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. shareholders.

        We believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of our common shares would not be subject to taxation under FIRPTA. Because our company's common shares are publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

        Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. shareholder sells its common shares, gain arising from the sale still would not be subject to FIRPTA tax if:

  •
  the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  •
  the selling non-U.S. shareholder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular United States income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders

        In general, information reporting requirements will apply to payments of distributions on our common shares and payments of the proceeds of the sale of our common shares to some shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the current rate of 28% if:

  •
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  •
  the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

  •
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

  •
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

        Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's United States federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Shareholders

        Generally, information reporting will apply to payments of distributions on our company's common shares, and backup withholding at a current rate of 28% may apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our company's common shares to or through the United States office of a United States or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our company's common shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. shareholder's foreign status and has no actual knowledge to the contrary.

        Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some shareholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of the these Treasury regulations varies depending on the shareholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences

        Our company and its shareholders may be subject to state and local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of our company and its shareholders may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

        To the extent that we and our taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to shareholders.

HOW WE PLAN TO SELL THE SECURITIES

        We may sell the securities in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents;

  •
  directly to agents;

  •
  to dealers;

  •
  if indicated in the prospectus supplement, by delayed delivery contracts or by remarketing firms;

  •
  through underwriting syndicates led by one or more managing underwriters;

  •
  through one or more underwriters acting alone; and

  •
  through a combination of any such methods of sale.

        Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities if any are purchased. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any of the prices may represent a discount from the prevailing market prices.

        In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

  •
  identify any such underwriter or agent;

  •
  describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

  •
  identify the purchase price and proceeds from such sale;

  •
  identify the amounts underwritten;

  •
  identify the nature of the underwriter's obligation to take the securities; and

  •
  identify any securities exchanges on which the securities may be listed.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares and the Series D preferred shares, which are listed on the NYSE. Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred shares.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

        Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with us, perform services for us or our subsidiaries or be our tenants in the ordinary course of business.

        If indicated in the applicable prospectus supplement, securities may also be offered or sold by a "remarketing firm" in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

        If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

EXPERTS

        The consolidated financial statements incorporated in this combined prospectus by reference from the Current Report on Form 8-K of Gables Residential Trust and Gables Realty Limited Partnership, in each case, dated September 15, 2003 and the related financial statement schedules incorporated in this prospectus by reference from the Annual Report on Form 10-K of Gables Residential Trust and Gables Realty Limited Partnership, in each case, for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," and No. 145, "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections," which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters, including the legality of the securities offered, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

        You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Risk Factors
About This Prospectus
Where You Can Find More Information
Information Incorporated By Reference
Cautionary Statement Regarding Forward-Looking Statements
About Gables Residential Trust and Gables Realty Limited Partnership
Ratios of Earnings to Fixed Charges
Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
How We Intend to Use the Proceeds
Description of the Securities
Description of Debt Securities
Description of Preferred Shares
Description of Common Shares
Description of Depositary Shares
Description of Warrants
Limits on Ownership of Shares and Restrictions on Transfer
Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws
United States Federal Income Tax Consequences
How We Plan to Sell the Securities
Experts
Legal Matters

Gables Residential Trust

$500,000,000

Preferred Shares
Common Shares
Depositary Shares
Warrants

Gables Realty Limited Partnership

$500,000,000

Debt Securities

PROSPECTUS

                , 2003

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered will be borne by Gables Residential Trust and Gables Realty Limited Partnership and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$80,900
Legal fees and expenses	425,000
Accounting fees and expenses	240,000
Printing fees and expenses	240,000
Rating agency fees	700,000
Listing fees	125,000
Transfer agent and trustee fees	25,000
Miscellaneous	64,100

Total	$1,900,000

Item 15. Indemnification of Trustees and Officers.

        Gables Residential Trust's declaration of trust provides limitations on the liability of its board of trustees and officers for monetary damages to Gables Residential Trust. The declaration of trust and the bylaws obligate Gables Residential Trust to indemnify its trustees and officers, and permit Gables Residential Trust to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to Gables Residential Trust and its shareholders against these individuals.

        Gables Residential Trust's bylaws require it to indemnify, to the full extent of Maryland law, any present or former trustee or officer, and such person's spouse and children, who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that Gables Residential Trust shall have received a written affirmation by such person that he or she has met the standard of conduct necessary for indemnification by Gables Residential Trust as authorized by the bylaws. We will refer to the person to be indemnified as the "indemnitee." Gables Residential Trust shall not be required to indemnify an indemnitee if:

  •
  it is established that (1) the indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the indemnitee's act or omission was unlawful;

  •
  the proceeding was initiated by the indemnitee;

  •
  the indemnitee received payment for such expenses pursuant to insurance or otherwise; or

  •
  the proceeding arises under Section 16 of the Exchange Act.

        Pursuant to the bylaws, the indemnitee is required to repay the amount paid or reimbursed by Gables Residential Trust if it shall ultimately be determined that the standard of conduct was not met. Gables Residential Trust's bylaws permit it to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporate Law or to which the indemnitee may be entitled. The bylaws of Gables GP, Inc., a Texas corporation and wholly-owned subsidiary of Gables Residential Trust and the general partner of Gables Realty Limited Partnership, contain similar provisions that are consistent with Texas law.

        Each of Gables Residential Trust's trustees and certain executive officers has entered into an indemnification agreement with Gables Residential Trust, Gables Realty Limited Partnership and Gables GP, Inc. The indemnification agreements require, among other matters, that Gables Residential Trust, Gables Realty Limited Partnership and Gables GP, Inc. indemnify the covered executive officers and trustees to the fullest extent permitted by law and advance to the covered executive officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Gables Residential Trust must also indemnify and advance all expenses incurred by the covered executive officers and trustees seeking to enforce their rights under the indemnification agreements and cover them under Gables Residential Trust's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to the trustees and covered executive officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by Gables Residential Trust's board of trustees or its shareholders to eliminate the rights they provide.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust of Gables Residential Trust (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-11 (File No. 333-70570), as amended, filed October 19, 1993).
3.2	Articles of Amendment to Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).
3.3	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.30% Series A Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K dated July 24, 1997 (File No. 1-12590)).
3.4	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.2 to Gables Residential Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).
3.5	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).
3.6	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 1-12590)).
3.7	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.50% Series D Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.3 to Gables Residential Trust's Registration Statement on Form 8-A (File No. 1-12590) filed May 8, 2003.

3.8	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C-1 Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-4 (File No. 333-104535)) filed April 15, 2003.
3.9	Second Amended and Restated Bylaws of Gables Residential Trust, as amended (incorporated herein by reference to Exhibit 3.1(ii)(a) to Gables Residential Trust's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12590)).
4.1	Seventh Amended and Restated Agreement of Limited Partnership of the Gables Realty Limited Partnership (incorporated herein by reference to Exhibit 3.1 to Gables Realty Limited Partnership's Registration Statement on Form S-4/A (File No. 333-104534)) filed May 20, 2003.
4.2	Indenture, dated as of March 23, 1998, between Gables Realty Limited Partnership and Wachovia Bank, National Association (as successor to First Union National Bank) (incorporated herein by reference to Exhibit 4.1 to Gables Realty Limited Partnership's Current Report on Form 8-K dated March 23, 1998 (File No. 000-22683)).
4.3	Supplemental Indenture No. 1, dated March 23, 1998, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.2 to the Gables Realty Limited Partnership's Current Report on Form 8-K dated March 23, 1998 (File No. 000-22683)).
4.4	Supplemental Indenture No. 4, dated February 22, 2001, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.2 to Gables Realty Limited Partnership's Current Report on Form 8-K dated February 22, 2001 (File No. 000-22683)).
4.5	Supplemental Indenture No. 5, dated July 8, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.2 to Gables Realty Limited Partnership's Current Report on Form 8-K dated July 8, 2002 (File No. 000-22683))
4.6	Supplemental Indenture No. 6, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.3 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 000-22683))
4.7	Supplemental Indenture No. 7, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.4 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 000-22683))
4.8	Form of Senior Debt Security (included in Exhibit No. 4.4).
4.9	Indenture for Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.6 to Gables Residential Trust's and Gables Realty Limited Partnership's Registration Statement on Form S-3 (File No. 333-30093) filed June 26, 1997).
4.10	Form of Subordinated Debt Security (included in Exhibit No. 4.11).
4.11**	Form of Deposit Agreement relating to the depositary shares (including form of depositary receipt)
5.1*	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered.
8.1*	Opinion of Goodwin Procter LLP as to certain tax matters.
12.1*	Calculation of Ratios of Earnings to Fixed Charges

12.2*	Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.
23.1*	Independent Auditors' Consent
23.2*	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto)
24.1	Powers of Attorney (included in Part II of this joint registration statement).
25.1*	Statement of Eligibility and Qualification of Senior Trustee
25.2*	Statement of Eligibility and Qualification of Subordinate Trustee

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this joint registration statement.

Item 17. Undertakings.

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this joint registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the joint registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the joint registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective joint registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the joint registration statement or any material change to such information in the joint registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the joint registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the joint registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set for the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   The registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this joint registration statement (the "Joint Registration Statement") to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 17th day of September, 2003.

GABLES RESIDENTIAL TRUST
By:	/s/ CHRIS D. WHEELER Chris D. Wheeler Chairman, President and Chief Executive Officer
GABLES REALTY LIMITED PARTNERSHIP
By:	Gables GP, Inc., as General Partner
By:	/s/ CHRIS D. WHEELER Chris D. Wheeler Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Chris D. Wheeler and Marvin R. Banks, Jr., and each of them singly, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement (or any registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Joint Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person has signed this Joint Registration Statement (1) in their capacity as an officer or trustee of Gables Residential Trust (the "Company") and (2) as an officer or director of Gables GP, Inc., ("GGPI"), in its capacity as the general partner of Gables Realty Limited Partnership.

Signature	Title	Date

/s/ CHRIS D. WHEELER Chris D. Wheeler	Chairman, President and Chief Executive Officer of each of the Company and GGPI (Principal Executive Officer)	September 17, 2003
/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr.	Senior Vice President and Chief Financial Officer of each of the Company and GGPI (Principal Financial Officer)	September 17, 2003
/s/ DAWN H. SEVERT Dawn H. Severt	Vice President and Chief Accounting Officer of each of the Company and GGPI (Principal Accounting Officer)	September 17, 2003
/s/ MARCUS E. BROMLEY Marcus E. Bromley	Trustee of the Company and Director of GGPI	September 17, 2003
/s/ LAURALEE E. MARTIN Lauralee E. Martin	Trustee of the Company and Director of GGPI	September 17, 2003
/s/ JOHN W. MCINTYRE John W. McIntyre	Trustee of the Company and Director of GGPI	September 17, 2003
/s/ MIKE E. MILES Mike E. Miles	Trustee of the Company and Director of GGPI	September 17, 2003
/s/ JAMES D. MOTTA James D. Motta	Trustee of the Company and Director of GGPI	September 17, 2003

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust of Gables Residential Trust (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-11 (File No. 333-70570), as amended, filed October 19, 1993).
3.2
Articles of Amendment to Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).
3.3
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.30% Series A Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K dated July 24, 1997 (File No. 1-12590)).
3.4
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.2 to Gables Residential Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).
3.5
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).
3.6
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 1-12590)).
3.7
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.50% Series D Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.3 to Gables Residential Trust's Registration Statement on Form 8-A (File No. 1-12590) filed May 8, 2003.
3.8
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C-1 Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-4 (File No. 333-104535)) filed April 15, 2003.
3.9
Second Amended and Restated Bylaws of Gables Residential Trust, as amended (incorporated herein by reference to Exhibit 3.1(ii)(a) to Gables Residential Trust's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12590)).
4.1
Seventh Amended and Restated Agreement of Limited Partnership of the Gables Realty Limited Partnership (incorporated herein by reference to Exhibit 3.1 to Gables Realty Limited Partnership's Registration Statement on Form S-4/A (File No. 333-104534)) filed May 20, 2003.
4.2
Indenture, dated as of March 23, 1998, between Gables Realty Limited Partnership and Wachovia Bank, National Association (as successor to First Union National Bank) (incorporated herein by reference to Exhibit 4.1 to Gables Realty Limited Partnership's Current Report on Form 8-K dated March 23, 1998 (File No. 000-22683)).
4.3
Supplemental Indenture No. 1, dated March 23, 1998, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.2 to the Gables Realty Limited Partnership's Current Report on Form 8-K dated March 23, 1998 (File No. 000-22683)).

4.4
Supplemental Indenture No. 4, dated February 22, 2001, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.2 to Gables Realty Limited Partnership's Current Report on Form 8-K dated February 22, 2001 (File No. 000-22683)).
4.5
Supplemental Indenture No. 5, dated July 8, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.2 to Gables Realty Limited Partnership's Current Report on Form 8-K dated July 8, 2002 (File No. 000-22683))
4.6
Supplemental Indenture No. 6, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.3 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 000-22683))
4.7
Supplemental Indenture No. 7, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association (incorporated herein by reference to Exhibit 4.4 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 000-22683))
4.8	Form of Senior Debt Security (included in Exhibit No. 4.4).
4.9
Indenture for Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.6 to Gables Residential Trust's and Gables Realty Limited Partnership's Registration Statement on Form S-3 (File No. 333-30093) filed June 26, 1997).
4.10	Form of Subordinated Debt Security (included in Exhibit No. 4.11).
4.11**	Form of Deposit Agreement relating to the depositary shares (including form of depositary receipt)
5.1*	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered.
8.1*	Opinion of Goodwin Procter LLP as to certain tax matters.
12.1*	Calculation of Ratios of Earnings to Fixed Charges
12.2*	Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.
23.1*	Independent Auditors' Consent
23.2*	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto)
24.1	Powers of Attorney (included in Part II of this joint registration statement).
25.1*	Statement of Eligibility and Qualification of Senior Trustee
25.2*	Statement of Eligibility and Qualification of Subordinate Trustee

*
Filed herewith

**
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this joint registration statement.